Exhibit 4.4.1

                                                                [EXECUTION COPY]


         FIRST AMENDMENT dated as of October 31, 1997 (this "Amendment"), to the Revolving Credit Facility Agreement dated as of July 9, 1997, among TREDEGAR INDUSTRIES, INC., a Virginia corporation (the "Company"), the banks listed in
Schedule 2.01 thereof or subsequently becoming parties thereto as provided therein (the "Banks"); THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent (the "Administrative Agent"), NATIONSBANK, N.A., a national banking association, as Documentation Agent (the "Documentation Agent") and LONG-TERM CREDIT BANK OF JAPAN, LIMITED, as Co-Agent (the "Co-Agent" and together with the Administrative Agent and the Documentation Agent, the "Agents").


                              W I T N E S S E T H:

         WHEREAS, the Company, the Banks and the Agents are parties to a Revolving Credit Facility Agreement, dated as of July 9, 1997 (the "Existing Credit Agreement");

         WHEREAS, the Company has requested that the Banks amend the Existing Credit Agreement in certain respects; and

         WHEREAS, the Banks have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the "Agreement";

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the third recital.

         "Amendment" is defined in the preamble.

         "Amendment Effective Date" is defined in Section 3.1.

         "Banks" is defined in the preamble.

         "Co-Agent" is defined in the preamble.

         "Company" is defined in the preamble.

         "Documentation Agent" is defined in the preamble.

         "Existing Credit Agreement" is defined in the first recital.

         SECTION I.2. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Existing Credit Agreement shall have such meanings when used in this Amendment.


                                   ARTICLE II

                    AMENDMENTS, WAIVERS AND MODIFICATIONS OF
                  EXISTING CREDIT AGREEMENT AS OF THE AMENDMENT
                                 EFFECTIVE DATE

         Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended, waived and/or modified in accordance with this Article II. Except as expressly so amended, waived and/or modified, the Agreement shall continue in full force and effect in accordance with its terms.

         SECTION 2.1. Section 1.01 of the Agreement is hereby amended to add the following definitions:

                  ""Internal Financing Subsidiary" shall mean any Subsidiary (i) of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power are, at the time any determination is made, owned, controlled or held, directly or indirectly, by the Company, and (ii) which has no outstanding
         Indebtedness to any Person other than the Company or another wholly-owned Subsidiary.

                  "Internal Financing Transaction" shall mean any incurrence of Indebtedness or other obligations by any wholly-owned Subsidiary in favor of an Internal Financing Subsidiary, any transfer of assets or liabilities or other transactions between an Internal Financing Subsidiary and the Company or any wholly-owned Subsidiary, or any other transaction reasonably related to the foregoing; provided, however, that in connection therewith neither the Company nor any wholly-owned Subsidiary shall incur any Indebtedness or transfer any assets to any Person other than the Company or another wholly-owned Subsidiary."

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


         SECTION 2.2. Section 6.03 of the Agreement is hereby amended to read in its entirety as follows:

                  "Obligations of Subsidiaries. Permit the Subsidiaries to incur Indebtedness, except for:

                  (a) Indebtedness to the Company incurred by the Subsidiaries in the ordinary course of business;

                  (b)   Indebtedness   incurred   in  connection  with  Internal
         Financing Transactions; and

                  (c) Indebtedness which in the aggregate for all the Subsidiaries, exclusive of Indebtedness incurred in connection with Internal Financing Transactions to the Company or other wholly-owned Subsidiaries, constitutes not more than 10% of Consolidated Stockholders' Equity at any time. "

         SECTION 2.3. Section 6.04 of the Agreement is hereby amended to delete the period at the end of subsection (c), substituting therefor the phrase ";and" and to add clause (d) as follows:

                  "(d)     any Internal Financing Transaction"

         SECTION 2.4. Clause (a) of Section 6.05 of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) any Subsidiary may declare and pay dividends or make other distributions to the Company, and any Internal Financing Subsidiary may declare and pay dividends or make other distributions to the Company or other wholly-owned Subsidiaries and"

         SECTION 2.5. Section 6.06 of the Agreement is hereby amended to read in its entirety as follows:

                    "Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Company or any Subsidiary may engage in any of the foregoing transactions (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, or (b) in connection with Internal Financing Transactions."

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


                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

         SECTION 3.1. Amendment Effective Date. This Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Administrative Agent and the Required Banks (the "Amendment Effective Date").


                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.1. Cross References. References in this Amendment to any article or section are, unless otherwise specified, to such article or section of this Amendment.

         SECTION 4.2. Loan Document Pursuant to Agreement. This Amendment is a Loan Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Agreement.

         SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts each of which when executed and delivered shall be deemed to be an original and which shall constitute together but one and the same agreement.

         SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first written above.

                                        TREDEGAR INDUSTRIES, INC.


                                        By:      /s/ N. A. Scher
                                        Name: Norman Scher
                                        Title: Executive Vice President and CFO


                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent


                                        By     /s/ Stephanie Parker
                                        Name: Stephanie Parker
                                        Title: Assistant Vice President


                                        NATIONSBANK, N.A., individually and
                                        as Documentation Agent


                                        By:    /s/ E. Turner Coggin
                                        Name: E. Turner Coggin
                                        Title: Senior Vice President

                                        LONG-TERM CREDIT BANK OF JAPAN, LIMITED, individually and as Co-Agent


                                        By:     /s/ Philip A. Marsden
                                        Name: Philip A. Marsden
                                        Title:   Senior Vice President


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


                                        BANKS

                                        THE BANK OF NOVA SCOTIA


                                        By:     /s/ James R. Trimble
                                        Name:    James R. Trimble
                                        Title:   Senior Relationship Manager


                                        THE BANK OF NEW YORK


                                        By:    /s/ John V. Yancey
                                        Name:     John V. Yancey
                                        Title:   VP - Division Head


                                        CENTRAL FIDELITY NATIONAL BANK


                                        By:    /s/ Harry A. Turton, Jr.
                                        Name:    Harry A. Turton, Jr.
                                        Title:   Vice President


                                        CRESTAR BANK


                                        By:     /s/ Christopher B. Werner
                                        Name:    Christopher B. Werner
                                        Title:   Vice President


                                        FIRST UNION NATIONAL BANK


                                        By:    /s/ Carrie H. McAllister
                                        Name:    Carrie H. McAllister
                                        Title:   Assistant Vice President

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


                                        MELLON BANK


                                        By:  /s/ Dwayne R. Finney
                                        Name:    Dwayne R. Finney
                                        Title:   Assistant Vice President


                                        SIGNET BANK


                                        By:    /s/ J. Charles Link
                                        Name:    J. Charles Link
                                        Title:   Senior Vice President


                                        SOCIETE GENERALE


                                        By:    /s/ Ralph Saheb
                                        Name:    Ralph Saheb
                                        Title:   Vice President


                                        THE SUMITOMO BANK, LIMITED
                                        NEW YORK BRANCH


                                        By:    /s/ John  C. Kissinger
                                        Name:    John C. Kissinger
                                        Title:   Joint General Manager


                                        WACHOVIA BANK, N.A.


                                        By:     /s/ Michael H. Trainor
                                        Name:    Michael H. Trainor
                                        Title:   Assistant Vice President

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